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                                                                    EXHIBIT 10.1

                            LOAN AND PLEDGE AGREEMENT

This LOAN AND PLEDGE AGREEMENT is dated 10/2/01 (the "Agreement"), and is made by and among Deutsche Bank AG, London branch ("DBL"), with Deutsche Banc Alex. Brown Inc., as agent ("DBAB", and, together with DBL, "Deutsche Bank"), RSA Security Inc. (the "Borrower"), and DBAB, as Collateral Custodian (as defined herein).

DEUTSCHE BANK AG IS NOT REGISTERED AS A BROKER DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934. DEUTSCHE BANC ALEX. BROWN INC. ("DBAB") HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THIS TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

WHEREAS Borrower is obligated to pay to DBL (i) on October 2, 2001 the amount of $22,549,500 and (ii) on October 3, 2001 the amount of $22,272,000 (collectively, the "Payments") in satisfaction of the transactions described on Exhibit A hereto (the "Transactions");

WHEREAS the parties hereto intend to form a new agreement whereby DBL extends credit to Borrower in the amount of the Payments, which extension of credit will be secured by a pledge of certain collateral;

NOW THEREFORE, for adequate consideration which is hereby acknowledged, the parties hereto agree as follows:

1. DBL agrees to loan (the "Loan") to Borrower an amount equal to the Payments, the unpaid principal amount of which shall accrue interest at a per diem rate equal to the Federal Funds Effective Rate as published on Federal Reserve Statistical Release H15 (the "Interest Rate"; the amount of the Loan, along with accrued interest, shall be the "Maturity Amount") plus 50 basis points.

2. Borrower shall use the proceeds of such Loan exclusively to make the Payments in final settlement of the Transactions.

3. Borrower agrees to repay the Maturity Amount on October 23, 2001 (the "Maturity Date"). Any amounts remaining unpaid following the Maturity Date shall accrue interest at an annual rate equal to the Effective Federal Funds Rate plus 150 basis points.

4. As collateral for the Loan, Borrower hereby pledges to Deutsche Bank (i) $22,410,750 (the "Cash Collateral") and 2,801,344 shares (the "Collateral Shares") of common stock (the "Shares") of Borrower, which have been credited to a securities account maintained at DBAB, as "securities intermediary" (as defined in Article 8 of the NYUCC; the "Collateral Custodian"), numbered 145-00091 and titled "RSA Security Inc. as Pledgor; Deutsche Bank as Pledgee" (the "Account"), (ii) all securities entitlements in respect thereof, (iii) all income and profits on any of the foregoing,
     (iv) all interest, dividends and other payments and distributions with respect to any of the foregoing and (v) all proceeds of any of the foregoing (collectively, the "Collateral"). Borrower represents that (i) it owns the Collateral free and clear of any liens, pledges or encumbrances (other than applicable securities law restrictions), (ii) it shall not subject the Collateral to other liens, pledges or encumbrances during the term of this Agreement, and (iii) Deutsche Bank shall have a continuing first priority perfected security interest in the Collateral during the term of this Agreement. Borrower acknowledges and agrees that to the extent the Collateral is insufficient to pay all amounts due to DBL hereunder, DBL's deficiency claim against Borrower will be pari passu with the claims of general unsecured creditors. The Cash Collateral shall earn interest at the Interest Rate.

5. The Borrower shall, at the expense of the Borrower and in such manner and form as Deutsche Bank may reasonably require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other paper that may be necessary or desirable in order to (i) create, preserve, perfect, substantiate or validate the security interest created under this Agreement, (ii) create or maintain control (within the meaning of Section 8-106 of the UCC) with respect to any such security interests in any investment property (as defined in Section 9-115 of the UCC) or (iii) enable Deutsche Bank to exercise and enforce its rights hereunder with respect to such security interest. To the extent permitted by applicable law, the Borrower hereby authorizes Deutsche Bank to execute and file, in the name of the Borrower or otherwise, UCC financing or continuation statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) that Deutsche

     Bank may reasonably deem necessary or appropriate to further perfect, or maintain the perfection of, its security interests created under this Agreement.

6. Deutsche Bank, the Borrower and the Collateral Custodian agree that the Collateral Custodian is authorized, and Collateral Custodian agrees to, comply only with instructions and other entitlement orders (within the meaning of Article 8 of the NYUCC) originated by Deutsche Bank in respect of the Account and the Collateral, in each case without further consent by the Borrower. The parties agree that Deutsche Bank shall not provide any such instructions or orders prior to the occurrence of an Event of Default (as such term is defined below).

     Deutsche Bank, the Borrower and the Collateral Custodian hereby agree that the Collateral is to be treated as a "financial asset" under Article 8 of the NYUCC. The Collateral Custodian represents it is a "securities intermediary" under Article 8 of the NYUCC and that it has its location in the State of New York. Deutsche Bank, the Borrower and the Collateral Custodian agree that the State of New York shall be the location of the Collateral Custodian for purposes of this Agreement and the Account.

7. To the extent Borrower issues new securities (in any form, whether debt, equity or other, but excluding issuances of securities in the normal course of business pursuant to the Borrower's existing stock purchase and stock incentive plans) on or before the Maturity Date, Borrower agrees to use the net proceeds from such issuance to pay the Maturity Amount prior to applying such cash to any other purpose. Borrower agrees that, without the prior written consent of DBL, neither Borrower nor any of Borrower's affiliates (whether now existing or hereafter created or acquired) will:

     a. transfer, assign, pledge or otherwise dispose of (including, without limitation, to an affiliate) assets in the amount of $1,000,000 or more except in the ordinary course of business;

     b. transfer, assign, pledge or otherwise dispose of (collectively, a "Transfer") any assets to SG Cowen or any other counterparties to any existing equity derivatives transactions (broadly interpreted) ( any such derivatives transactions with SG Cowen or any of its affiliates, the "Other Derivatives"), except for a Transfer of Shares to SG Cowen or one or more of its affiliates, which shall be allowed if (i) Borrower gives notice to Deutsche Bank of its intention to effect a Transfer to SG Cowen or any such affiliate at least 2 Business Days prior to such Transfer, and (ii) either (A) SG Cowen and any such affiliates are prohibited from making a subsequent Transfer of such Shares prior to the Maturity Date or (B) pursuant to such notice Borrower releases Deutsche Bank from its restrictions with respect to the Transfer of the Collateral Shares (i.e. Deutsche Bank is free to Transfer the Collateral Shares without the occurrence of an Event of Default, and free of any other restrictions arising under this Agreement);

     c. create or suffer to exist any Lien on or with respect to any of its properties, or the capital stock of itself or of any of its affiliates for the purpose of securing any creditors, or assigns, or permit any affiliate to assign, any accounts or other rights to receive income except mortgages, liens or encumbrances in favor of Deutsche Bank, unless they otherwise exist on the date hereof. As used herein, "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, any easement, right of way or other encumbrance on title to real property, but does not include any lien, security interest or other charge or encumbrance on property subject to purchase money financing incurred in the ordinary course of business or any lien, security interest or other charge or encumbrance arising in connection with any Debt all of the proceeds of which are used to repay, in whole or in part, the Maturity Amount;

     d.   create or suffer to exist, any Debt other than: (i) Debt owed to DBL,
          (ii) Debt existing on the date of this Agreement which has been fully disclosed to DBL, (iii) purchase money financing incurred in the ordinary course of business or (iv) Debt all of the proceeds of which are used to pay, in whole or in part, the Maturity Amount. As used herein, "Debt" means, without limitation, (a) all indebtedness of such person for borrowed money, (b) all obligations of such person for the deferred purchase price of property or services, but not including accounts payable incurred in the ordinary course of business, (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations, contingent or otherwise valued on the basis of notional value, of such person in respect of interest rate swap, cap or collar


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          agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts or OTC options or swaps or other similar agreements, (h) all Debt of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such person.

8. If (i) Borrower fails to pay the Maturity Amount to DBL on or before the Maturity Date, (ii) the price of the Shares has dropped below $5 (adjusted for any stock splits, reverse stock splits or other similar dilutive or concentrative corporate actions), (iii) any representation by Borrower hereunder proves to be incorrect or misleading in any material respect when made, or (iv) any of the following occurs with respect to the Borrower: (A) the filing or commencement of any case, petition or proceeding by or against the Borrower under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law; (B) the filing or commencement of any case, petition or proceeding by or against the Borrower for the appointment of a receiver, trustee, custodian or similar official for the Borrower or any substantial portion of its property or assets; (C) the levy of an attachment against any property or accounts of the Borrower (including the Account); (D) the making by the Borrower of a general assignment for the benefit of creditors; (E) Borrower is or becomes insolvent or becomes unable to pay its debts as they become due or admits in writing its inability generally to pay its debts as they become due; (F) the occurrence or existence of a default, event of default or other similar condition or event (however described) in respect of Borrower under one or more agreements or instruments (other than any of the Other Derivatives) which has resulted in an aggregate amount of not less than $500,000 becoming due, or which entitles the holder thereof to declare such amount due and payable, under such agreements or instruments, before it would otherwise have been due and payable; or (G) a default by Borrower in making one or more payments on the due date thereof in an aggregate amount of not less than $500,000 under such agreements or instruments (the occurrence of any event described in clause (i), (ii), (iii) or (iv) of this Section 8 being referred to herein as an "Event of Default"), Borrower agrees that:

     a. DBL shall have the immediate right to foreclose on and apply the Collateral and exercise all of the rights of a secured party under the New York Uniform Commercial Code. Such foreclosure may be made on any recognized exchange or other market where such business is then usually transacted, or at public auction or at private sale without advertising (if permitted by applicable law) and without any notice of the time or place of sale (if permitted by applicable law) to the Borrower or to the personal representatives of the Borrower, all of which are expressly waived by Borrower (if permitted by applicable law). Deutsche Bank may purchase the whole or any part thereof free from any right of redemption, which rights the Borrower hereby expressly waives to the fullest extent permitted under applicable law. The Borrower shall remain liable for any deficiency. If DBL sells all or any portion of the Collateral Shares and applies such proceeds towards the Maturity Amount, and the net proceeds received by DBL upon resale of such Collateral Shares, when combined with Cash Collateral, exceed the Maturity Amount, DBL shall promptly refund in cash such difference to Borrower. In the event that such net proceeds, when combined with Cash Collateral, are less than the Maturity Amount, Borrower shall be liable for such difference to DBL promptly after receipt of notice thereof; and

     b. The Maturity Amount, may, at the option of Deutsche Bank (and without prior notice to Borrower), immediately be reduced by set-off against any amount payable (whether at such time or in the future or upon the occurrence of a contingency) by Deutsche Bank or its affiliates to Borrower or any of its affiliates.

9. In the event DBL chooses following the occurrence of an Event of Default to sell any of the Collateral Shares (collectively, the "Covered Shares"), Borrower shall satisfy the following conditions:

               (i) Borrower shall provide Deutsche Bank with an effective registration statement covering all of the Covered Shares, consistent with the requirements of Section 5 of the Securities Act of 1933 (as amended) ("Securities Act") and the Rules promulgated thereunder (and no stop order by the Securities and Exchange Commission shall be in effect with respect to such registration statement), such that the Covered Shares, when sold pursuant thereto, shall constitute freely transferable and tradable securities, and not "restricted" securities.


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

               (ii) Borrower shall make arrangements reasonably acceptable to
                    Deutsche Bank for satisfying any prospectus delivery requirements under the Securities Act.

              (iii) Borrower shall provide such undertakings, representations and warranties, indemnities and legal opinions, and an opportunity to perform "underwriter's" due diligence, as Deutsche Bank may reasonably request, all consistent with Deutsche Bank's internal policies regarding comparable U.S. initial distributions of securities.

               (iv) Deutsche Bank and Borrower shall have entered into an agreement substantially similar to Deutsche Bank's standard form of equity underwriting agreement (which shall include, without limitation, provisions relating to the indemnification of, and contribution in connection with the liability of, Deutsche Bank and its affiliates and provisions relating to the delivery to Deutsche Bank of officers' certificates, legal opinions and accountants' comfort letters) in connection with public sales by Deutsche Bank under the registration statement;

               (v) Borrower shall pay Deutsche Bank a one-time fee in the amount of USD 250,000, which fee shall be payable immediately upon the occurrence of both (x) Deutsche Bank's agreement with Borrower to act as underwriter and (y) such underwriting being with respect to greater than 100,000 Shares in the aggregate through one or more such offerings.

               (vi) Borrower agrees to indemnify and hold harmless Deutsche
                    Bank, the directors, officers, employees and agents of Deutsche Bank, each person who controls Deutsche Bank within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act") (or any similar statutes then in effect), against any and all losses, claims, damages, liabilities or expenses, joint or several, to which Deutsche Bank or such person may become subject under the Securities Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or investigations or proceedings commenced or threatened in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement filed by Borrower in connection with the issuance or sale of any Covered Shares and, in each case, used by Deutsche Bank or any person acting on its behalf in connection with the sale of any Covered Shares, or arise out of or are based upon the omission or alleged omission to state in any such registration statement a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any action, investigation or proceeding.

                    The Borrower will have the right, at its option, to assume the defense of any litigation or proceeding in respect of which indemnity may be sought hereunder, including the employment of counsel reasonably satisfactory to the indemnified parties and the payment of the fees and expenses of such counsel, in which event, except as


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

                    provided below, the Borrower shall not be liable for the fees and expenses of any other counsel retained by any indemnified party in connection with such litigation or proceeding. In any such litigation or proceeding the defense of which the Borrower shall have so assumed, any indemnified party shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the Borrower and such indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Borrower and such indemnified party and representation of both parties by the same counsel would, in the opinion of counsel to such indemnified party, be inappropriate due to actual or potential conflicts of interest between the Borrower and such indemnified party. In no event shall the Borrower be obligated with respect to the fees and expense of one counsel for all indemnified parties.

                    Upon receipt by an indemnified party of notice of a claim, action or proceeding against such indemnified party in respect of which indemnity may be sought hereunder, such indemnified party shall promptly notify the Borrower with respect thereto. In addition, an indemnified party shall promptly notify the Borrower after any action is commenced (by the way of service with a summons or other legal process giving information as to the nature and basis of the claim) against such indemnified party in respect of which indemnity may be sought hereunder. In any event, failure to notify the Borrower shall not relieve the Borrower from any liability which the Borrower may have on account of this indemnity or otherwise, except to the extent the Borrower shall have been prejudiced by such failure. No indemnified party shall settle any claim for which indemnification may be sought by it hereunder without the prior written consent of the Borrower, which consent shall not be unreasonably withheld.


10.  Notwithstanding Borrower's obligation to satisfy the conditions listed in
     Section 8 above, DBL may, following the occurrence of an Event of Default, sell Covered Shares using any of the methods described in Section 7(a) above. Borrower acknowledges and agrees that the Covered Shares are considered "restricted shares" as defined in Rule 144 of the Securities Act of 1933, as amended, and as such, may be sold after the occurrence of an Event of Default in private sales at prices that are lower than sales of shares on an exchange or over the counter market.

11. Each party represents that the individual(s) executing and delivering this Agreement are duly empowered and authorized to do so, and it has duly executed and delivered this Agreement.

12. This Agreement and its enforcement shall be governed by the laws of the State of New York, except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction. Any litigation must be instituted in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New York. Any right to trial by jury with respect to any claim or action is hereby waived by all the parties to this Agreement.



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


Please confirm that the foregoing correctly sets forth the terms of our agreement by sending a return executed acknowledgement hereof to the Structured Equity Products Documentation Group, via facsimile number (212) 469-5220.

Regards,

DEUTSCHE BANK AG LONDON                             REVIEWED BY:


By:/s/ William Davis                                By: /s/Maria Varvatsoulis
   -----------------------------------------            ------------------------
Name:   William Davis
Title:  Attorney-in-Fact


By:/s/Tarana Oommen                                 By: /s/Roger Ehrenberg
   -----------------------------------------            ------------------------
Name:   Tarana Oommen
Title:  Attorney-in-Fact

DEUTSCHE BANC ALEX. BROWN INC.
acting solely as Agent and Collateral Custodian


By: /s/ William Davis
    ----------------------------------------
Name:   William Davis
Title:  Managing Director


By: /s/Tarana Oommen
   -----------------------------------------
Name:   Tarana Oommen
Title:  Vice President

AGREED AND ACCEPTED AS OF DATE FIRST ABOVE WRITTEN


RSA SECURITY INC.



By: /s/John F. Kennedy
    ----------------------------------------
Name:            John F. Kennedy
Title/Capacity:  Chief Financial Officer


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


Exhibit A

Confirmation

1. Issuer Written Put - Share Option Transaction - DBS Reference No. 25749 dated as of April 25, 2000 as amended by First Transaction Amendment DBS Reference No. 25749-A dated as of June 19, 2000, as further amended by Second Transaction Amendment for 25749-A dated as of December 28, 2000.

2. Issuer Written Put - Share Option Transaction - DBS Reference No. 10753 dated as of February 24, 2000 as amended by First Transaction Amendment DBS Reference No. 10753-A dated as of June 19, 2000, as further amended by Second Transaction Amendment for 10753-A dated as of December 28, 2000.

3. Issuer Written Put - Share Option Transaction - DBS Reference No. 24694 dated as of October 23, 2000, as amended by Confirmation Addendum - DBS Reference No. 24694 dated as of October 23, 2000.

4. Issuer Written Put - Share Option Transaction - DBAB Reference No. 866[WT14579256] March 12, 2001.

5. Issuer Written Put - Share Option Transaction - DBS Reference No. 23325 dated as of February 28, 2000 as amended by Transaction Amendment for DBS Reference Numbers: 23324 and 23325 dated December 18, 2000, as further amended by Second Transaction Amendment for DBAB Reference Number - 23325-A [000095.96.WT15925629.32] dated as of May 16, 2001.


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